PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215

Report of Independent Registered Public Accounting Firm

To the Directors of Colombia Goldfields Limited

We have audited the accompanying balance sheet of the Caramanta Project, a segment of Cia. Servicios Logisticos Ltda., as of December 31, 2005, and the related statements of operations and statements of cash flows for the period then ended, since inception (July 1, 2005). These financial statements are the responsibility of the management of the Caramanta Project. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Caramanta Project at December 31, 2005, and the results of its operations and its cash flows for the period then ended, since inception (July 1, 2005), in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1, the Caramanta Project is a segment of Cia. Servicios Logisticos Ltda. and has no separate legal status.

PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
December 5, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

THE CARAMANTA PROJECT

Carve Out Financial
Statements

THE CARAMANTA PROJECT
BALANCE SHEETS

U.S. Dollars	September 30, 2006 (unaudited)	December 31, 2005

ASSETS

Cash and cash equivalents (Note 3)	$-	$-
Property and equipment, net of accumulated amortization (Note 4)	185,289	-
	$185,289	$-

LIABILITIES AND NET INVESTMENT

Due to related party (Note 3)	$417,920	$64,696
Accumulated Deficit (Note 2)	(232,631)	(64,696)
	$185,289	$-

See accompanying Notes to Financial Statements

THE CARAMANTA PROJECT
STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2006	Period Ended September 30, 2005 (See Note 1)	Period Ended December 31, 2005
U.S. Dollars	(unaudited)	(unaudited)	(See Note 1)

REVENUES	$-	$-	$-

OPERATING EXPENSES
Mineral property rights exploration expenses	135,175	11,551	53,626
General and administrative	27,390	2,424	11,070
Amortization	5,370	-	-
Total operating expenses	167,935	13,975	64,696

NET LOSS	$(167,935)	$(13,975)	$(64,696)

See accompanying Notes to Financial Statements

THE CARAMANTA PROJECT
STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2006	Period Ended September 30, 2005 (See Note 1)	Period Ended December 31, 2005
U.S. Dollars	(unaudited)	(unaudited)	(See Note 1)

OPERATING ACTIVITIES:
Net loss	$(167,935)	$(13,975)	$(64,696)
Items not requiring cash outlay:
- Amortization	5,370	-	-
Net cash used in operating activities	(162,565)	(13,975)	(64,696)

FINANCING ACTIVITIES:
Advances from related party	353,224	13,975	64,696
Other	-	-	-
Net cash provided by financing activities	353,224	13,975	64,696

INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(190,659)	-	-
Other	-	-	-
Net cash used in investing activities	(190,659)	-	-

INCREASE (DECREASE) IN CASH	-	-	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest expense	$-	$-	$-
Taxes	$-	$-	$-

See Accompanying Notes to Financial Statements

THE CARAMANTA PROJECT NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On September 25, 2006 Colombia Goldfields Ltd. (“CGL”) acquired 94.99% of the outstanding shares of Gavilan Minerales, S.A., (“Gavilan”) in order to acquire full legal title to certain Colombia mineral concessions (the “Caramanta Project”) held by Gavilan. Gavilan was incorporated on February 21, 2006 by the owners of the Caramata Project, CIA Servicios Logisticos de Colombia Ltda. (“Servicios”), a Colombia Company, for the sole purpose of transferring ownership of the Caramanta Project to potential third party investors. Prior to September 25, 2006, CGL held assignment rights to the Caramanta Project as well as an option to purchase certain mining, mineral, and exploration rights related to the Caramanta Project. As a result of the September 25, 2006 acquisition by CGL, the assignment rights were superseded in favour of CGL acquiring full title to the Caramanta Project concessions.

The Caramanta Project is not a legal entity and the historical financial statements of Servicios include the Caramanta Project in addition to several other projects not acquired by CGL pursuant to the September 25, 2006 transaction. Between July 1, 2005 and September, 2006, operations with respect to the Caramanta Project were funded by advances from Investcol Limited, a company related to CGL, and were limited to the evaluation of the Caramanta concessions and securing their legal title. The Caramanta Properties were explored and staked by Servicios and transferred to Gavilan in February, 2006.

These “carve-out” financial statements are provided to depict the historical results of operations of the Caramanta Project for the period July to December 31, 2005 and the nine month period ended September 30, 2006 based on the following historical information:

i)
The historical “carve-out” results of operations and cash flows of the Caramanta Project based the historical financial statements of Servicios for the period July 1, 2005 to September 30, 2006 representing the cumulative period since commencement of exploration and staking of the properties; and

ii)	The results of operations and cash flows of Gavilan based on the historical financial statements of Gavilan for the period February 21, 2006 to September 30, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Caramanta Project have been prepared on a carve-out basis from the financial statements of Servicios and Gavilan using the historical results of the Caramanta Project operations and historical segment assets and liabilities for only the assets which CGL has purchased effective September 25, 2006. In particular, these financial statements have been prepared solely for the specific purpose of reporting upon the assets, liabilities, revenue, expenses and divisional equity in the net assets (liabilities) of the Caramanta Project for regulatory reporting purposes. These financial statements represent the assets, liabilities, revenues and expenses of the Caramanta Project as determined by management. Accordingly, there is no share capital in the Caramanta Project accounts. The Caramanta Project’s accumulated deficit represents the cumulative amount of the Caramanta Project’s operating expenses, while cash and cash equivalents represent the amount of funding provided to the Caramanta Project by Investcol, less operating and capital expenditures incurred by the Caramanta Project for the periods ended September 30, 2006 and December 31, 2005.

Management believes that the allocation methods used are reasonable and reflective of the Caramanta Project’s share of expenditures. However, these financial statements may not reflect the financial position, operating results and cash flows of the Caramanta Project in the future or what would have been, had the Caramanta Project been a separate stand-alone entity during the periods presented.

THE CARAMANTA PROJECT NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Accounting principles

The Caramanta Project prepares its accounts in accordance with U.S. generally accepted accounting principles. The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These include the amounts recorded for depreciation expenses, which depend on estimates of economic live and future cash flows from related assets. The recognized amounts of such items are based on management’s best information and judgement. Actual results could differ significantly from those estimates.

Information presented as at and for the periods ended September 30, 2006 and 2005 is unaudited. These unaudited financial statements reflect all adjustments of a normal recurring nature, which are in the opinion of management necessary for fair presentation.

Mineral Property Rights Acquisition and Exploration Expenditures

Costs of acquiring mining properties and exploration and development costs are capitalized upon acquisition. Mine development costs incurred either to develop new ore deposits, expand the capacity of mines, or to develop mine areas substantially in advance of current production are capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Caramanta Project evaluates the carrying value of capitalized mining costs and related property, plant and equipment costs are reviewed to determine if these costs are in excess of their net recoverable amount whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The periodic evaluation of carrying value of capitalized costs and any related property, plant and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided for using the following method and time periods:

Asset	Basis	Period

Office equipment & furniture	Straight line	10 years
Buildings	Straight line	20 years
Vehicles	Straight line	5 years

THE CARAMANTA PROJECT NOTES TO FINANCIAL STATEMENTS

Foreign Currency Translation

The Caramanta Project financial statements have prepared in US dollars. Accordingly, foreign currency balances are translated into US dollars as follows:

i)	Monetary assets and liabilities are translated at the period-end exchange rate;

ii)	Non-monetary assets are translated at the rate of exchange in effect at their acquisition date; and

iii)	Revenue and expense items are translated at the average exchange rate for the respective period.

Foreign exchange gains and losses are recognized as period expenses.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

NOTE 3 - DUE TO RELATED PARTY

Prior to its acquisition by CGL on September 25, 2006, for the period July 1, 2005 to September 25, 2006, the Caramanta Project was funded by way of advances from Investcol to Gavilan and Servicios. Amounts due to related party at September 30, 2006 and December 31, 2005 are unsecured, non-interest bearing and have no stated terms of repayment.

NOTE 4 - PROPERTY AND EQUIPMENT

	Cost	Accumulated Amortization	Net Book Value
Office equipment & furniture	$46,264	$1,160	$45,104
Building	80,137	1,000	79,137
Vehicles	64,258	3,210	61,048
	$190,659	$5,370	$185,289